UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2008
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
 Oxford, Massachusetts 01540
 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee (the “Committee”) of the Board of Directors of IPG Photonics Corporation (the “Company”) has taken the actions described below relating to the compensation of the “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K, of the Company as of December 31, 2007 and certain other executive officers of the Company.

On May 9, 2008, the Committee approved increases in base salaries, new non-qualified stock option grants and new employment agreements for the named executive officers and other executive officers. The new base salaries are effective as of April 1, 2008.

On May 9, 2008, the Committee granted non-qualified stock options under the 2006 Incentive Compensation Plan. The stock options have an exercise price equal to $17.69 per share and vest in twelve equal monthly installments beginning on May 9, 2012.

The table below sets forth the base salary increase and options granted for each named executive officer and the other executive officers:

Name and Title	Previous Base Salary	New Base Salary	Number of Options Granted
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	$360,000	$380,000	--
Eugene Shcherbakov, Ph.D., Managing Director of IPG Laser GmbH and Director	EUR235,200	EUR246,960	22,000
Timothy P.V. Mammen, Chief Financial Officer and Vice President	$270,000	$283,500	25,000
Angelo P. Lopresti, General Counsel, Secretary and Vice President	$270,000	$283,500	20,000
George H. BuAbbud, Ph.D., Vice President-Telecommunications Products	$240,000	$252,000	12,000
William S. Shiner, Vice President- Indirect Markets	$240,000	$250,500	18,000
Alexander Ovtchinnikov, Ph.D., Vice President- Telecommunications Products	$240,000	$252,000	22,000

Each of the named executive officers and other executive officers also entered into a new employment agreement with the Company.  The employment agreements replace and supersede the employment agreements with such executive officers dated March 1, 2006.  The new employment agreements provide for base salary and benefits during employment and certain payments and benefits in the event of termination of the officer’s employment under certain circumstances.

The employment agreements expire on December 31, 2010 for Dr. Gapontsev, and on December 31, 2009 for the other officers. The new employment agreements provide for payment of the base salaries to the officers as set forth in the table above and entitle each to participate in bonus plans, standard insurance plans such as life, accidental death and dismemberment, short-term disability and long-term disability insurance and retirement benefits, such as the Company’s  401(k) plan and stock option plans, on a similar basis as such benefits are available to executives at similar levels within the organization.

Each of these executive officers also entered into a new non-competition agreement with the Company that prohibits each of them from competing with the Company for a period of one year after the termination of his employment with the Company for any reason and from hiring or attempting to hire the Company’s employees or soliciting customers or suppliers for a period ending eighteen months following the termination of his employment for any reason. Each of the officers is entitled to receive his base salary for the period during which the Company enforces the non-competition provisions of the agreement but not longer than one year.

If the Company terminates the employment of any of these executive officers without cause (as defined in the agreements), any of the officers terminates his employment for good reason (as defined in the agreements), or the employment period of any of the officers terminates and the Company does not offer such officer continued employment in the same or a substantially similar position and at a compensation level that is the same or substantially similar to the compensation level in effect at the end of the employment period, then the officer would receive:

(a) continuation of salary for one year, except in the case of Dr. Gapontsev, who would receive continuation of salary for two years;

(b) a portion of the annual bonus that the executive would have received had he remained employed through the end of the applicable bonus period (such portion based upon the percentage of the year that he was employed by the Company);

(c) continuation of medical and dental benefits for twelve months;

(d) accelerated vesting of equity compensation awards granted after the date of the agreement that otherwise would have vested within twelve months of termination of employment; and

(e) full accelerated vesting of equity compensation awards granted after the date of the agreement if such termination occurs within 24 months following a change in control (as defined in the 2006 Incentive Compensation Plan).

An officer would also receive the payments described in (b) above if his employment is terminated for death or disability.

Under the employment agreements, the Company is not obligated to make any cash payments if employment is terminated by the Company for cause or by the executive not for good reason.  Payments to the officers are conditioned upon the execution of a form release of claims by the executive in favor of the Company.

A change in control of the Company does not affect the amount of any cash severance payments payable under the employment agreements. Upon a change in control, the officers’ employment periods under the agreements would automatically be extended to the second anniversary of the change in control.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the form of the employment agreements and the form of confidentiality, non-competition and confirmatory assignment agreement between the Company and the named executive officers and other executive officers, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01               Other Events

On April 29, 2008, the Company amended provisions of its 2000 Incentive Compensation Plan, 2006 Incentive Compensation Plan and Non-Employee Directors Stock Plan regarding award agreements under such Plans.

  The Company has submitted for stockholder approval at its 2008 Annual Meeting of Stockholders to be held June 10, 2008 a new employee stock purchase plan, the 2008 Employee Stock Purchase Plan (the “Purchase Plan”).  The Board of Directors adopted the Purchase Plan on March 5, 2008, subject to stockholder approval.  The purpose of the Purchase Plan is to provide employees with an opportunity to purchase shares of the Company’s Common Stock through accumulated payroll deductions.  The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code.  The Company does not currently have an employee stock purchase plan.

A total of 400,000 shares of the Company’s Common Stock will be made available for purchase under the Purchase Plan.  In addition, the Purchase Plan provides for an annual increase in the number of shares available for purchase under the Purchase Plan on the first day of each fiscal year, equal to the greater of (i) the number of shares of Common Stock available under the Purchase Plan as of the last day of the immediately preceding fiscal year and (ii) the lesser of (A) 400,000 shares of Common Stock and (B) 0.75% of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year.

The foregoing description of the Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the Purchase Plan, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit
Number	Description

1 10.1	Employment Agreement dated May 9, 2008, between the Registrant and Dr. Valentin P. Gapontsev.

10.2	Service Agreement dated May 9, 2008, between IPG Laser GmbH and Dr. Eugene Shcherbakov.

10.3	Form of Employment Agreement dated May 9, 2008, between the Registrant and each of Timothy P.V. Mammen, Angelo P. Lopresti, George H. BuAbbud, William S. Shiner and Alexander Ovtchinnikov.

10.4	Form of Confidentiality, Non-Competition and Confirmatory Assignment Agreement between the Registrant and each of the named executive officers and certain other executive officers.

10.5	Amendment to Section 4.2 of 2000 Incentive Compensation Plan.

1 10.6	Amendment to Section 4.2 of 2006 Incentive Compensation Plan.

1 10.7	Amendment to Section 4.2 of Non-Employee Directors Stock Plan.

10.8	2008 Employee Stock Purchase Plan.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
May 13, 2008	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Vice President, General Counsel & Secretary

Exhibits

Exhibit
Number	Description

10.1	Employment Agreement dated May 9, 2008, between the Registrant and Dr. Valentin P. Gapontsev.

10.2	Service Agreement dated May 9, 2008, between IPG Laser GmbH and Dr. Eugene Shcherbakov.

10.3	Form of Employment Agreement dated May 9, 2008, between the Registrant and each of Timothy P.V. Mammen, Angelo P. Lopresti, George H. BuAbbud, William S. Shiner and Alexander Ovtchinnikov.

10.4	Form of Confidentiality, Non-Competition and Confirmatory Assignment Agreement between the Registrant and each of the named executive officers and certain other executive officers.

10.5	Amendment to Section 4.2 of 2000 Incentive Compensation Plan.

10.6	Amendment to Section 4.2 of 2006 Incentive Compensation Plan.

1 10.7	Amendment to Section 4.2 of Non-Employee Directors Stock Plan.

10.8	2008 Employee Stock Purchase Plan.